UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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HARTE HANKS, INC.

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HARTE HANKS, INC.

2800 Wells Branch Parkway

Austin, Texas 78728

Supplement to Proxy Statement for the Annual Meeting of Stockholders
To Be Held on July 22, 2020

To the Stockholders of Harte Hanks, Inc.:

On behalf of the Board of Directors (the “Board”) of Harte Hanks, Inc., a Delaware corporation (the “Company”), we are writing to provide you with important updates relating to the election of directors at the Company’s 2020 Annual Meeting of Stockholders to be held on Wednesday, July 22, 2020, at 9:00 a.m., Eastern Daylight Time (the “Annual Meeting”) as well as to correct other administrative errors in the Proxy Statement (as defined below). This proxy statement supplement, dated June 16, 2020 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) for the Annual Meeting that the Company filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2020.

Withdrawal of Nominee for Election as Director

As noted in Mr. Behrens letter to shareholders dated June 15, 2020, the Company announced that Maureen E. O’Connell will be stepping down as a director of the Board, effective July 22, 2020. Therefore, the nomination of Ms. O’Connell has been withdrawn and as a result, all information about Ms. O’Connell in the nominee section of the Proxy Statement and on the proxy card is removed. On July 22, 2020, immediately following the Annual Meeting of Stockholders, the Board will reduce the size of the Board from six directors to five directors.

Ms. O’Connell’s determination to step-down is not the result of any dispute with the Company or the Board on any matter relating to the operations, policies or practices of the Company. Rather, Ms. O’Connell graciously determined to step-down from the Board in connection with the Board’s determination that a five member Board was right for the Company at this point in time. Any votes with respect to Ms. O’Connell will be disregarded.

At the Annual Meeting, five rather than six directors will be nominated for election to the Board. Each of the five nominees is named in the 2020 Proxy Statement. These developments do not change the Board’s recommendations, or the Company’s view, on any of the proposals contained in the Proxy Statement.

Delayed Filing of Proxy Statement due to COVID-19 Circumstances

Pursuant to Section 36 of the Exchange Act Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 25, 2020 (Release No. 34-88465) (the “Order”), the Company delayed the filing of its Proxy Statement, including the information omitted from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, pursuant to General Instruction G(3) of the Form 10-K (the “Part III Information”), which it included in the Proxy Statement, due to circumstances related to the COVID-19 pandemic.

The COVID-19 pandemic disrupted, and continues to disrupt the Company’s day-to-day activities, including limiting the Company’s access to its facilities and certain technology systems that the Company’s staff relies on to efficiently perform work on and to gather information needed for its Proxy Statement. As a result, the Company relied on the Order as it required additional time to file the Proxy Statement.

Additional Information

Due to an administrative error, the Company determined that the beneficial ownership of the directors reported was incorrect. The Company hereby amends and restates the beneficial ownership of the directors in the table titled “Security Ownership of Management and Principal Stockholders” in order to report the correct holdings of each director.

Name of Beneficial Owner	Number of Shares Owned as of March 31, 2020	Percent of outstanding shares	Previously reported shares owned as of March 31, 2020	Previously reported percent of outstanding shares
Directors
Timothy B. Breen	-	*	-	*
Evan Behrens	40,636	*	17,500	*
David L. Copeland	403,675	6.27%	449,839	6.98%
John H. Griffin, Jr.	27,262	*	4,126	*
Melvin L. Keating	31,992	*	8,856	*
Maureen E. O’Connell	25,414	*	2,278	*
Alfred V. Tobia Jr.	38,782	*	15,646	2.70%
All current directors and executive officers as a group (9 persons)	602,951	9.36%	533,435	8.13%

* less than 1%.

The Company also hereby amends and restates footnote 4 to the table titled “Security Ownership of Management and Principal Stockholders” in order to clarify Mr. Tobia’s relationship with Sidus Investment Management LLC.

“Mr. Tobia owns directly 38,782 shares of common stock. Mr. Tobia is also a non-managing 50% equity owner of Sidus Investment Management LLC. Sidus Investment Management, LLC, beneficially owns (i) 6,130 shares of common stock owned directly by Sidus Investment Partners, L.P., (ii) 15,124 shares of common stock owned directly by Sidus Double Alpha Fund, L.P., (iii) 23,215 shares of common stock owned directly by Sidus Double Alpha, Ltd. and (iv) 15,531 shares of common stock held in a certain account managed by Sidus Investment Management, LLC. Mr. Tobia disclaims beneficial ownership of all shares of common stock held by Sidus Investment Management, LLC and its affiliates except to the extent of his pecuniary interest.”

The first paragraph of Mr. Alfred V. Tobia’s biography included in the section titled “Directors and Executive Officers” is deleted in its entirety and replaced as follows:

Alfred V. Tobia, Jr. has served as a director of Harte Hanks since July 2017, and Chairman since June 2018. Mr. Tobia currently serves as a director of Acacia Research Corporation, a position he has held since 2018 and is a co-founder of Sidus Investment Management, LLC and its affiliates. Mr. Tobia was previously a senior managing director and supervisory analyst (1996 to 2000) within the data networking and telecommunication equipment sectors at Banc of America Securities (formerly Montgomery). From 1992 to 1996, he was a senior analyst at Wertheim Schroeder & Co., focusing on PC and entertainment software, data networking and special situations. Prior to that, Mr. Tobia was an analyst at Mabon Nugent & Co. (1986 to 1992), covering various sectors of technology.

This Supplement is being made available on or about June 16, 2020. Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares. Where information in the Proxy Statement is described as current as of a certain date, it remains current only as of such date, except as specifically amended or supplemented by the information set forth in this Supplement.

If you have already voted via the Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. You may revoke your proxy at any time before it is voted by (i) voting by telephone or via the Internet on a later date, or delivering a later-dated proxy card if you requested printed proxy materials, prior to the Annual Meeting; (ii) filing a written notice of revocation with our Corporate Secretary; or (iii) attending the Annual Meeting via a live audio webcast and voting your shares. Attendance at the Annual Meeting via a live audio webcast will not, without further action, revoke a proxy. Proxies which have already been submitted, and which are not subsequently revoked or changed as described above, will be voted at the Annual Meeting as indicated.

No votes received prior to or after the date of this Supplement will be counted for the election of Ms. O’Connell to the Board. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions, disregarding Ms. O’Connell’s name as a nominee for election as director. Proxies may not be voted for a greater number of persons than the number of nominees named in the Proxy Statement, as supplemented by this Supplement. Detailed information regarding voting procedures can be found in the Proxy Statement.

This Supplement does not change the proposals to be acted upon at the Company’s Annual Meeting, which are described in the Proxy Statement, except that Ms. O’Connell is no longer standing for election as a director. No votes received prior to or after the date of this Supplement will be counted for or against the election of Ms. O’Connell to our Board.

YOUR VOTE IS IMPORTANT! Whether or not you expect to attend the Annual Meeting, please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting and save the extra expense of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting, as your proxy is revocable at your option.

By order of the Board of Directors,

/s/ Lauri Kearnes
Lauri Kearnes
Chief Financial Officer

Date: June 16, 2020